UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2005

NS GROUP, INC.

(Exact name of registrant as specified in its charter)

Kentucky	1-9838	61-0985936

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 West Ninth Street, Newport, Kentucky 41071

(Address of principal executive offices)

Registrant’s telephone number, including area code: (859) 292-6809

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     This summary is not intended to be a complete description of all director and executive officer compensation. For further information on other compensation matters, refer to the NS Group, Inc. (the “Company”) Form 10-K for the year ended December 31, 2004 and proxy statement for the May 11, 2005 Annual Meeting of Shareholders.

Executive Long-Term Incentive Program

     On May 11, 2005, the Board of Directors approved and adopted, upon the recommendation of the Compensation Committee (the “Committee”), the Executive Long-Term Incentive Program (“LTIP”), effective as of January 1, 2005. All executive officers of the Company (each, a “Participant” and collectively the “Participants”) of the Company are eligible to participate in the LTIP. The Company’s Chief Executive Officer will make recommendations to the Committee on participating executives and target awards. The Committee makes final determinations.

     Long-term Incentive Strategy. The Committee has established a strategy to pay target total direct compensation at the 60th percentile of the Company’s peer compensation group. Actual total direct compensation levels may be lower than the 60th percentile based on Company performance or the Committee’s discretion. The LTIP is designed to encourage achievement of multi-year strategic and financial objectives and to discourage excessive short-term risk taking.

     Target Long-term Incentive Levels. Total long-term incentive compensation is based on a specified percentage of each Participant’s base salary, as reflected in the following table. The long-term incentive targets are aligned with the target total direct compensation objective of the 60th percentile. Long-term incentive award percentages are based on several factors, including internal equity considerations, Company cash flows, dilution impact and other business and economic factors.

	Total Award as a Percentage of Base Salary
Title	Threshold	Target	Maximum
President & CEO	102%	132%	162%
VP Finance & CFO	68%	88%	108%
VP Manufacturing	51%	61%	81%
VP Sales and Marketing	51%	61%	81%
VP HR and IS	38%	44%	54%
VP Engineering, Materials, Environmental	38%	44%	54%

     Performance Period. The performance period under the LTIP is three years, beginning on each January 1. A new performance period will commence every year, so that there will be overlapping periods, and each period may have the same or different performance metrics, as determined by the Committee.

     Award Structure. The LTIP awards consist of equity and cash components, as follows:

1.	20% of the target long-term incentive award will be made in non-qualified stock options

2.	40% of the target long-term incentive award will be made in restricted shares. To reflect the different risk profile from a stock option, a 30% reduction will be applied in calculating the number of restricted shares to be granted.

3.	40% of the target long-term incentive award will be made in a performance-based award paid in cash and based on return on capital employed, as discussed below under “Performance-Based Cash Awards.”

     Performance-Based Cash Awards. The performance component is cash-based and is based on Return on Capital Employed (“ROCE”), which is calculated as earnings before interest and taxes divided by average capital employed for the period. The performance award is paid only if certain performance goals are met or exceeded. If performance goals are achieved, the cash award will be paid at the end of the Performance Period, subject to other provisions of the LTIP.

     In order to earn the performance based cash award, ROCE for the Performance Period must (1) average at least 10% over the relevant three year Performance Period, and (2) be at least 4% in the final year of the Performance Period; otherwise, the cash award is forfeited.

     Program Administration

•	The Committee administers the LTIP in its sole discretion. The Committee maintains discretion to change the LTIP at any time for any reason.

•	If the Committee decides to alter the cash award payable under the provisions of the plan, the amount of cash payment that can be adjusted can only be up to 25% of the target amount.

•	Non-qualified stock options, restricted shares and performance-based cash awards will be awarded in the form of agreements according to the provisions of the LTIP and other Company equity plans.

•	Executives will be eligible to participate in the LTIP from date of hire, or promotion into an eligible position. Performance awards are pro-rated for the time spent in the position.

     Stock Ownership Guidelines. Participants will be required to retain 50% of all restricted shares awards made to them as part of the LTIP. The Chief Executive Officer has the authority to make exceptions to the stock ownership guidelines.

     In connection with the approval and implementation of the LTIP for the Performance Period beginning effective January 1, 2005, performance unit awards under the NS Group, Inc. Equity Plan were made to each of the Participants in the following amounts (each performance unit representing $1.00): President & CEO – 241,200; VP Finance & CFO – 77,200; VP Manufacturing – 55,500; VP Sales and Marketing – 55,500; VP HR and IS – 33,600; VP Engineering, Materials, Environmental – 33,200. The performance units were awarded under the

NS Group, Inc. Equity Plan pursuant to a form of performance unit agreement, which is included as Exhibit 10.1 hereto and incorporated herein by reference. Each Participant also received non-qualified stock options and restricted shares in amounts previously reported on such Participant’s Section 16 filings with the SEC pursuant to a form of non-qualified stock option agreement (previously filed with the Company’s Form 10-Q for the quarter ended September 30, 2004 and incorporated herein by reference) and form of restricted shares agreement (included herewith as Exhibit 10.2 and incorporated herein by reference), in each case under the NS Group, Inc. Equity Plan.

Amended and Restated Non-Employee Directors Equity Plan

•	On May 11, 2005, the shareholders approved the NS Group, Inc. Amended and Restated Non-Employee Director Plan (“Amended Director Plan”) that had been unanimously adopted by the Board, subject to shareholder approval, on February 17, 2005. The Amended Director Plan amended and restated the Non-Employee Director Equity Plan that was originally adopted by the Board effective as of January 1, 2004 and approved by the shareholders on May 12, 2004 to (i) remove the formula for automatic grants of nonqualified stock options (or stock appreciation rights or restricted shares in lieu thereof), (ii) expand the type of awards available for issuance to include deferred shares and other share-based and cash-based awards, (iii) extend the prohibition on re-pricing of stock options to stock appreciation rights, (iv) bring the Amended Director Plan into compliance with newly-enacted tax laws, (v) remove the six month holding period on option shares, and (vi) incorporate certain other provisions consistent with best practices. The amendment does not increase the total number of common shares that may be issued or transferred under the Amended Director Plan, which remains at 200,000 shares.

Non-Employee Directors Compensation Program

     As a result of shareholder approval of the Amended Director Plan, the Non-Employee Directors Compensation Program approved by the Board on May 11, 2005, became effective January 1, 2005. Under this program, each non-employee Director of the Company will receive an annual fee of $26,000, up from $24,000. Each non-employee Director of the Company will also be paid $1,000 for each Board meeting attended, rather than only for meetings in excess of four. Committee meeting fees were amended as follows:

•	Audit Committee meeting fees were increased from $750 to $1,800, and the chairman fees were increased from $1,000 to $2,300.

•	Compensation Committee meeting fees were increased from $750 to $1,200, and the chairman fees were increased from $1,000 to $1,500.

•	Other committee fees were increased from $750 to $900, and chairman fees were increased from $1,000 to $1,100.

     Long-term incentives were changed from a program that consisted of an annual award of non-qualified stock options for 4,000 shares to a long term incentive amount of $57,800 consisting of a mix of non-qualified stock options and restricted shares, as follows:

•	40% of the long-term incentive amount is awarded as non-qualified stock options. Each non-employee director receives non-qualified stock options having a value of $23,120 (40% x $57,800). The number of options awarded will be determined using the Black Scholes option valuation methodology.

•	60% of the long-term incentive amount is awarded as restricted shares. To reflect the different risk profile from a stock option, a 30% reduction is applied in calculating the number of restricted shares to be granted. Accordingly, each non-employee director receives restricted shares having a value of $24,276 based on current market value of the stock at the time of the award ($57,800 x 60% x 70%).

     Stock Ownership Guidelines. Non-employee directors will be required to retain 50% of all restricted shares awards made to them as part of the Non-Employee Directors Compensation Program. The Committee has the authority to make exceptions to the stock ownership guidelines.

     On May 11, 2005, the Committee granted 1,310 non-qualified stock options and 860 restricted shares to each of the Company’s non-employee directors. The awards were made pursuant to a form of non-qualified stock option agreement and a form of restricted shares agreement, included as Exhibits 10.3 and 10.4, respectively, to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Form of NS Group, Inc. Equity Plan Performance Units Agreement

10.2.1	Form of NS Group, Inc. Equity Plan Restricted Shares Agreement

10.2.2	Form of NS Group, Inc. Amended and Restated Non-Employee Director Equity Plan Non-Qualified Stock Option Agreement

10.2.3	Form of NS Group, Inc. Amended and Restated Non-Employee Director Equity Plan Restricted Shares Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NS GROUP, INC.

May 17, 2005	By:	/s/ Thomas J. Depenbrock

Thomas J. Depenbrock
Vice President — Finance, Treasurer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
10.1	Form of NS Group, Inc. Equity Plan Performance Units Agreement

10.2	Form of NS Group, Inc. Equity Plan Restricted Shares Agreement

10.3	Form of NS Group, Inc. Amended and Restated Non-Employee Director Equity Plan Non-Qualified Stock Option Agreement

10.4	Form of NS Group, Inc. Amended and Restated Non-Employee Director Equity Plan Restricted Shares Agreement